AMENDED AND RESTATED
                              --------------------
                              EMPLOYMENT AGREEMENT
                              --------------------
                    TIMOTHY J. ROACH AND TII INDUSTRIES, INC.
                    -----------------------------------------

            AGREEMENT, dated as of the 1st day of August, 1997, by and between TII Industries, Inc., a Delaware corporation, having a place of business at 1385 Akron Street, Copiague, New York 11726 (hereinafter designated and referred to as "Company"), and Timothy J. Roach of P.O. Box 764, Stony Brook, New York 11790 (hereinafter designated and referred to as the "Employee").

            WHEREAS, the Company and the Employee entered into an Employment Agreement, dated as the 7th day of August, 1992, pursuant to which Employee agreed to serve as the President, Chief Operating Officer, Chief Executive Officer of the Company and Co-Chairman of its Board of Directors; and

            WHEREAS, the Employee has subsequently been elected Chief Executive Officer in lieu of Assistant Chief Executive Officer and Vice Chairman in lieu of Co-Chairman of the Board; and

            WHEREAS, the Company desires to continue the employ of the Employee as President, Chief Operating Officer and Chief Executive Officer of the Company and as Vice Chairman of its Board of Directors in accordance with the provisions hereinafter set forth; and

            WHEREAS, the Employee is willing to continue such employment by the Company, in accordance with the provisions hereinafter set forth;

            NOW,  THEREFORE,   in  consideration  of  the  promises  and  mutual
covenants herein contained, the parties hereto agree as follows:

            1. Term: The term of this Agreement shall be for a period commencing on August 1, 1997 and ending on July 31, 2002; provided, however, on July 31, 1998, and each subsequent July 31, the term shall automatically be extended for an additional period of one year (such that the length of the term will be five years) unless either the Company or the Employee shall give the other party at least 90 days' written notice prior to such July 31 that such party shall not desire that the then term hereof be so extended, in which event the term hereof shall not thereafter be extended beyond the then current expiration date thereof. Notwithstanding the foregoing, this Agreement shall be subject to earlier termination in accordance with paragraph 9.

            2. Employment: Subject to the terms and conditions and for the compensation hereinafter set forth, the Company hereby agrees to employ the Employee for and during the term of this Agreement as its President, Chief Operating Officer and Chief Executive Officer. The Employee further agrees to serve, if so elected, as a director and as Chairman or as Vice Chairman of the Company's Board of Directors. The Employee's powers and duties shall be determined by the Board of Directors of the Company (the "Board of Directors") from time to time in accordance with the Company's By-Laws but, in any event, shall be those of an executive nature which are appropriate for a President, Chief Operating Officer and Chief Executive Officer and, if the Employee is elected to such positions, Chairman or Vice Chairman of the Board, and the Employee does hereby accept such employment and agrees to use his best efforts and, subject to paragraph 6, to devote substantially all of his full business time during the term of this Agreement to the performance of his duties upon the conditions hereinafter set forth. The Employee shall report to the Board of Directors.

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



            3.          Compensation:

                        (A) Salary: During the term of this Agreement, the Company agrees to pay the Employee, and the Employee agrees to accept, a salary of not less than Two Hundred Fifty Thousand Dollars ($250,000) per year (as same may be increased from time to time as hereinafter provided), payable in accordance with the Company's payment policies for executive officers, for all services rendered by the Employee hereunder.

                        (B) Bonus: As additional compensation, the Company may pay the Employee periodic bonuses as determined by the Board of Directors.

                        (C) Increases: The Employee's annual salary and other benefits provided for hereunder are subject to periodic increases (but not decreases) at the discretion of the Board of Directors (or the Compensation Committee of the Board of Directors or other committee of the Board of Directors so authorized).

           4.          Expenses:

                        (A) The Company shall reimburse the Employee for all reasonable and actual business expenses incurred by him in connection with his service to the Company upon submission by him of appropriate vouchers and expense account reports in accordance with the Company's expense reimbursement policies.

                        (B) The Company and the Employee both acknowledge that the discharge of the Employee's duties has required, and will similarly require in the future (without increasing the time required to be spent), his presence in the Commonwealth of Puerto Rico from time to time. Accordingly, the Company shall provide the Employee with an allowance to reimburse him for the cost of maintaining a place of abode in the Commonwealth of Puerto Rico, which shall in no event exceed 20 percent of the Employee's then salary computed in accordance with 3(A) above. The Company acknowledges that the Employee is a resident of Suffolk
County in the State of New York and that the Employee shall not be required to change his residence.

            5.          Benefits:

                        (A) Insurance: In addition to the salary and bonus to be paid to the Employee hereunder, the Company shall continue to maintain family medical and dental insurance, split dollar life insurance on the Employee's life (but in the aggregate amount of not less than $500,000), and long term disability insurance, in each case, at levels and on terms no less favorable to the Employee than are currently in effect for the Employee. The Employee and his dependents shall also be entitled to participate in such other benefit plans and arrangements as are hereafter extended to executive employees of the Company and their dependents in accordance with the terms of such plans or arrangements.

                        (B) Vacation: The Employee shall be entitled to take up to four weeks of paid vacation annually at a time or times mutually convenient to the Company and the Employee.

            6. Business Time: During the term of this Agreement, the Employee shall devote substantially all of his full business time, attention and energy and render his best efforts and skill to the business of the Company; provided, however, that the Company recognizes that the Employee may pursue other business activities not in competition with the business of the Company, including serving as an officer and director of American Biogenetic Sciences, Inc. ("ABS"), a publicly-held corporation, so long as the Employee's discharge of his duties to ABS and other non-competitive business activities does not have a material adverse impact on the discharge of his duties to the Company.

            7.          Discoveries, etc.:

                        (A) The Company shall be the owner, without further consideration, of all rights of every kind in and with respect to any reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets hereafter made, discovered or conceived by the Employee in connection with the Employee's performance of his duties pursuant to this Agreement or relating to the business of the Company (hereinafter designated and referred to as "Property Rights"), and the Company shall be entitled to utilize and dispose of the Property Rights in such manner as it may determine.

                        (B) The Employee agrees to and shall promptly disclose to the Company all Property Rights (whether or not patentable) made, discovered or conceived of by him, alone or with others, at any time during his employment with the Company. Any such Property Rights will be the sole and exclusive property of the Company, and the Employee will execute any assignment reasonably requested by the Company of his right, title or interest in any such Property Rights. In addition, the Employee will also provide the Company with any other instrument or document reasonably requested by the Company, at the Company's expense, as may be necessary or desirable in applying for and obtaining patents with respect to such Property Rights in the United States or any foreign country. The Employee also agrees to cooperate reasonably with the Company in the prosecution or defense of any patent claims or litigation or proceedings involving inventions, trade secrets, trademarks, service marks, secret processes, discoveries or improvements, whether or not he is employed by the Company at the time; provided, however, if the Employee is not employed by the Company at such time, he will be entitled to receive reasonable compensation for his time in this regard on a per diem basis (computed by dividing his annual salary rate in effect immediately prior to his cessation of employment with the Company (or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of such termination) by 242 days), as well as reimbursement of all reasonable out-of-pocket expenses actually and reasonably incurred by him in connection with the performance of such services. The Employee's obligation under this subparagraph 7(B) shall continue for a period of one year following the termination of his employment.

                        (C) This paragraph 7 shall not be applicable to any inventions or discoveries made by the Employee outside of the scope of his employment and which are unrelated to the business of the Company.

            8.          Confidential Information; Non-competition:

                        (A) The Employee acknowledges the time and expense incurred by the Company and its subsidiaries in connection with developing proprietary and confidential information in connection with their businesses and operations. The Employee agrees that he will not, without the consent of the Board of Directors, at any time divulge, communicate or use to the detriment of the Company or any of its present or future subsidiaries (collectively, the "Group"), or misappropriate in any way, any confidential information or trade secrets relating to the Group, including, without limitation, business strategies, operating plans, acquisition strategies and terms and conditions (including the identities of, and any other information concerning, possible acquisition candidates), projected financial information, market analyses, personnel information, trade processes, manufacturing methods, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to the Group. The foregoing shall not apply to information which, (i) after it is disclosed to the Employee by the Company, is published or becomes part of the public domain through no fault of the Employee (disclosure in his capacity as President, Chief Operating Officer or Chief Executive Officer of the Company believed in good faith to be for the benefit of the Company shall not be deemed fault), or (ii) which is disclosed to the Employee after the Employee is no longer employed by the Company by a third party who was not known to the Employee to be under any obligation of confidence or secrecy to the Company with respect to such information at the time of disclosure to the Employee.

                        (B) During the term of this Agreement and for the two-year period thereafter, the Employee shall not, directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage or retain any person who at any time during the preceding 12-month period was an employee of or consultant to any member of the Group or contact any supplier, customer or employee or consultant from the Group for the purpose of diverting any such supplier, customer, employee or consultant from any member of the Group or otherwise interfering with the business relationship of any member of the Group with any of the foregoing.

                        (C) During the term and for the two-year period thereafter, the Employee shall not, directly or indirectly, engage in, or serve as, a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or consultant or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity (a "Competitor") that engages in, directly or indirectly, the manufacture and sale of surge protector devices or fiber optics products, in either case, for the telephone industry, or any other activity which is the same as or similar to, or competitive with, the business of any member of the Group conducted within the preceding 12 months; provided, however, that in the case of said two-year period following the term hereof, such restriction shall not apply to activities in which no member of the Group was involved at the end of the term hereof.

                        (D) If the Employee's employment is terminated (i) by reason of the Employee's Disability pursuant to subparagraph 9(B), (ii) by the Company for Cause pursuant to subparagraph 9(C) but only for the portion of the two-year period referred to below that Employee is capable, but for the provisions of this paragraph 8, of providing day to day services to a Competitor, or (iii) by the Employee for Reason pursuant to subparagraph 9(D), in consideration for his covenants contained in this paragraph 8 and not as severance pay, the Employee shall be entitled to receive, for each year of the two-year period following the date his employment so terminates, an amount equal to the Employee's annual salary at the rate in effect immediately prior to his cessation of employment with the Company (or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of such termination). Such amounts shall be in addition to any amount otherwise payable under this Agreement and shall be paid in equal monthly installments, with the first such installment commencing on the last day of the month in which the Employee's employment so terminates.

                        (E) The Employee acknowledges that his employment by the Company and agreements herein (including the agreements of paragraphs 7 and 8) are, in light of the circumstances under which they are effective, including any payments to be made to him under subparagraph 8(D), reasonable, and the Company acknowledges that such payments are an essential inducement to the Employee's agreeing to the provisions of this paragraph 7 and 8. Accordingly, the Executive shall be bound by paragraphs 7 and 8 to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable (assuming full payment provided for in subparagraph 8(D) is made). However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with the applicable law.

                        (F) The Employee acknowledges that the remedy at law for any breach of the provisions of paragraphs 7 and 8 would be inadequate. Therefore, the Employee agrees and consents that if he violates the provisions of paragraph 7 or 8, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting the Employee from committing or continuing any such violation.

            9.          Termination:

                        (A) Death: In the event of the Employee's death during the term of his employment, the Employee's designated beneficiary or, in the absence of such beneficiary designation, his estate, shall be entitled to payment of all compensation accrued through the date of death and a continuation of the Employee's annual salary at the rate in effect immediately prior to his death (or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the Employee's date of death) for a period of one year from the date of death. In addition, the Employee's beneficiary and/or dependents shall be entitled, for the same one-year period, to continuation, at the Company's expense, of such benefits as are at the time of the Employee's death being provided to them under subparagraph 5(A) hereof and any additional benefits as may be provided during such one-year period to dependents of the Company's executive officers in accordance with the terms of the Company's policies and practices. In addition, any stock option granted to the Employee which has not, by its express terms, vested shall be deemed to have vested as of the date of his death and shall thereafter be exercisable by the Employee's beneficiary or estate for the maximum period of time allowed for exercise thereof under the terms of such option.

                        (B)         Disability:

                                    (a) In the event the Employee shall suffer a
Disability (as defined below) for a period of at least six consecutive months or nine months in the aggregate in any 12-month period, the Company shall have the option at any time thereafter to notify the Employee of the Company's election to terminate the Employee's employment hereunder for Disability. Such termination will become effective on the date fixed by the Board of Directors in a written notice of termination to the Employee (but not less than 30 days after such notice is given), unless the Employee shall have returned to perform his duties prior to the effective date of such termination. The Employee's compensation, as provided for hereunder, shall continue to be paid during any period of Disability prior to and including the date on which the Employee's employment is terminated for Disability. All obligations of the Company hereunder (except as otherwise provided in this Agreement) shall cease upon the effectiveness of such termination, provided that (and regardless of whether the Employee shall die prior to the expiration of the two-year period provided for in this subparagraph 9(B)) (i) the Employee (or the Employee's designated beneficiary or, in the absence of such beneficiary, his spouse or, upon his death, his estate) shall be entitled (x) to all compensation accrued through the date of termination of employment and (y) a continuation of the Employee's annual salary (at the rate in effect immediately prior to his termination by reason of Disability or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of termination by reason of Disability) from the date of termination of employment to the expiration of two years from the date of such termination for Disability and
(ii) such termination shall not affect or impair any right the Employee may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company. In addition, for a period of two years following termination of the Employee's employment for Disability, the Employee and his dependents, as the case may be, shall continue to receive the benefits set forth under subparagraph 5(A) hereof, as well as any additional benefits as may be provided during such two-year period to executive employees or their dependents during such period in accordance with the terms of the Company's policies and practices. Any stock option granted to the Employee which has not, by its express terms, vested shall be deemed to have vested on the date of such termination of employment and shall thereafter be exercisable by the Employee, his beneficiary, conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of such option.

                                    (b)  "Disability"  as used herein shall mean
the inability of the Employee, due to physical or mental illness, injury or disease to substantially perform his normal duties as President, Chief Operating Officer and Chief Executive Officer.

                        (C)         By the Company For Cause:

                                    (a) The Company shall have the right, before
the expiration of the term of this Agreement, to terminate this Agreement and to discharge the Employee for cause (hereinafter "Cause") , and all compensation to Employee shall cease to accrue upon discharge of the Employee for Cause. For the purposes of this Agreement, the term "Cause", shall mean and be limited to (i) the Employee's conviction of a felony involving moral turpitude; and (ii) the continued and willful failure by the Employee to substantially and materially perform his duties hereunder (which shall not include any business judgment made in good faith by the Employee) which failure is not cured in accordance with the third sentence of clause (b) below.

                                    (b) If the Company  elects to terminate  the
Employee's employment for Cause under clause (a) (i) above, such termination shall become effective five days after the Company gives written notice of such termination to the Employee. In the event the Company intends to discharge Employee under clause (a)(ii) above, the Board of Directors shall provide the Employee with reasonable notice (but not less than 30 days) of its intention to effect a termination for Cause. Any such notice shall be in writing and shall specify the grounds for the existence of Cause, and provide the Employee with an opportunity of not less than 30 days following his receipt of such notice to cure same. In the event of a termination of the Employee's employment for Cause in accordance with the provisions of subparagraph 9(C), the Company shall, except to the extent provided in subparagraph 8(D), have no further obligation to the Employee, except for the payment of all compensation accrued through the date of such termination and any other benefits to which he or his dependents may be entitled by law.

                        (D)         By the Employee for Reason:

                        The Employee shall have the right to terminate his employment at any time for "good reason" (hereinafter "Reason"). The term "Reason" shall mean (i) the failure to elect or appoint, or re-elect or re-appoint, the Employee to, or removal or attempted removal of the Employee from, his position as President, Chief Operating Officer and Chief Executive Officer with the Company, except in connection with the proper termination of the Employee's employment by the Company by reason of Cause or Disability; (ii) a reduction in the Employee's salary or benefits (other than his discretionary bonus under subparagraph 3(B) above); (iii) an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Employee's position with the Company; (iv) the Company's failure or refusal to perform any obligations required to be performed by it in accordance with this Agreement after a reasonable (not less than 10 days) notice and an opportunity to cure same; or (v) a change in the location at which substantially all of the Employee's duties with the Company are to be performed to a location that is not within a 20-mile radius of Copiague, New York, where the Employee is currently performing substantially all of his duties. An election by the Employee to terminate his employment under the provisions of this subparagraph 9(D) shall not be deemed a voluntary termination of employment of the Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs, or policies.

                        (E)         Severance:

                                    (a) If the Employee's  employment  hereunder
shall be terminated by the Company for any reason other than for Cause or Disability (it being expressly agreed that termination at the end of the term of this Agreement, even if based on a notice not to extend the term of this Agreement pursuant to paragraph 1, or termination as a result of the Employee's death shall not be deemed termination by the Company) or by the Employee for Reason, the Employee shall thereupon be entitled to receive as severance pay, in a lump sum, an amount equal to the product of: (A) three (or such lesser number as equals the remaining period of the term of this Agreement, rounded to the nearest tenth) and (B) the sum of the Employee's annual salary rate in effect immediately prior to his cessation of employment with the Company (or, if greater, the highest annual salary rate in effect at any time during the one-year period preceding the date of such termination) and the most recent bonuses paid or payable in respect of the Company's most recent fiscal year ended prior to the date of such termination (or, if greater, the bonuses paid in respect of the Company's current fiscal year or next most recent fiscal year ended prior to the date of such termination). In addition, the Employee and his dependents shall continue to receive the benefits set forth in subparagraph 5(A) hereof, as well as any additional benefits as may be provided during the two-year period following the date of such termination to executive officers or their dependents during such period in accordance with the Company's policies and practices. Furthermore, any stock option granted to the Employee which has not, by its express terms, vested shall be deemed to have vested on the date of such termination of employment, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of such option, assuming, in the case of the Employee's termination of employment for Reason that the Employee's employment with the Company had been terminated by the Company other than for Cause.

                                    (b)  Notwithstanding  any other provision of
this paragraph 9, if it is determined that part or all of the compensation or benefits to be paid to the Employee under this Agreement in connection with the Employee's termination of employment, or under any other plan, arrangement or agreement, constitutes a "parachute payment" under section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then, the amount constituting a parachute payment, which would otherwise be payable to or for the benefit of the Employee, shall be reduced, but only to the extent necessary, so that such amount would not constitute a parachute payment. Any determination that a payment constitutes a parachute payment shall be made as promptly as practicable (but no more than 30 days) following the Employee's termination of employment by the independent public accountants that audited the Company's financial statements for the fiscal year preceding the year in which Employee's employment was terminated, whose determination shall be final and binding in all cases. Unless the Employee receives notice that a payment (or payments) will constitute a parachute payment within 30 days of the date the Employee's employment terminates hereunder, no payment (or payments) shall be deemed to constitute a parachute payment. If the determination made pursuant to this clause (b) results in a reduction of the payments that would otherwise be paid to the Employee, the Employee may elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced (giving effect to any payments and benefits that may have been received prior to such termination) and shall advise the Company in writing of his election within 10 days of the determination of the reduction in payments. If no such election is made by the Employee within such 10-day period, the Company shall determine which and how much of any entitlement shall be eliminated or reduced and shall notify the Employee promptly of such determination. Within 10 days following such determination and the elections hereunder, the Company shall pay to, or distribute to or for the benefit of, the Employee such amounts as are then due to the Employee under this Agreement and shall timely pay to, or distribute to or for the benefit of, the Employee in the future such amounts as become due to the Employee under this Agreement.

                        (F) Resignation or Expiration of Term : In the event the Employee resigns without Reason prior to the expiration hereof or if the term expires in accordance with the proviso contained in paragraph 1, he shall, subject to paragraph 8 (D), be entitled to receive only compensation accrued through such resignation date or expiration date, as the case may be, and such benefits to which he is entitled by law.

                        (G) Extension of Benefits: Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for benefits continuation provided for by law at the Company's, the Employee's or his dependents' expense.

            10. Indemnification: The Company hereby agrees to indemnify and hold the Employee harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by the Employee and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder. The Company hereby agrees to pay all expenses, including reasonable attorney's fees, actually incurred by the Employee in connection with the defense of any such action, suit or proceeding and in connection with any appeal thereon, including the cost of court settlements. Nothing contained herein shall entitle the Employee to indemnification by the Company in excess of that permitted under applicable law or limit the Employee's entitlement to indemnification under the Company's Certificate of Incorporation, By-Laws, statute, common law or any other contract to which the Employee and the Company may now or in the future be parties, or to which the Employee may be or may become a third party beneficiary.

            11. Mitigation: The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of his termination or otherwise.

            12. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach hereof.

            13. Governing Law: The validity of this Agreement or of any of the provisions hereof shall be determined under and in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

            14. Notice: Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be delivered in person or by registered or certified mail to the respective parties at their addresses set forth on the first page of this Agreement (or such other address as the party to receive notices has given by notice hereunder to the other party). Any such notice by


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personal  delivery  shall  become  effective  upon  receipt  and any  notice  by registered or certified mail shall become effective five business days after mailed.

            15. Assignment: This Agreement shall be binding upon the Company, its successors (including any transferee of the goodwill of the Company) or assigns.

            16. Miscellaneous: This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

            17. Obligations of a Continuing Nature: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on the Employee or the Company hereunder, which are stated to exist or continue after termination of the Employee's employment with the Company, shall exist and continue in accordance with their terms for the respective periods of time set forth herein.

            18. Severability: The parties agree that if any of the covenants, agreements or restrictions contained herein is held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not invalidate any others.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          TII INDUSTRIES, INC.

                                          By: /s/  Alfred J. Roach
                                             ------------------------
                                               Alfred J. Roach
                                               Chairman of the Board

                                              /s/ Timothy J. Roach
                                             ------------------------
                                               Timothy J. Roach



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